EXHIBIT 21

                                  SUBSIDIARIES

                                                      State of Incorporation

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First Tier Subsidiaries of the Company

    First Coastal Bank                                     United States
    (formerly Virginia Beach Federal Savings Bank)

First Tier Subsidiaries of the Bank (1)

    Princess Anne Service Corporation                        Virginia
    First Coastal Mortgage Corp                              Virginia
    (formerly Beach Fed Mortgage Corp)
    VBF Financial Services Corp.                             Virginia
    Eighth Princess Anne Properties, Inc.                    Virginia

Second Tier Subsidiaries of the Bank (2)

    First Princess Anne Properties, Inc.                     Virginia
    Third Princess Anne Properties, Inc.                     Virginia
    Fourth Princess Anne Properties, Inc.                    Virginia
    Fifth Princess Anne Properties, Inc.                     Virginia
    Ninth Princess Anne Properties, Inc.                     Virginia
    Tenth Princess Anne Properties, Inc.                     Virginia
    Eleventh Princess Anne Properties, Inc.                  Virginia
    Twelfth Princess Anne Properties, Inc.                   Virginia
    Thirteenth Princess Anne Properties, Inc.                Virginia







(1)  Wholly-owned by the Bank.

(2)  Wholly-owned by Princess Anne Service Corporation.

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